UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2017

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134-1376

(Address of principal executive offices, including zip code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 30, 2017, Brocade Communications Systems, Inc. (the “Company” or “Brocade”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the completion of the sale of its data center switching, routing and analytics business to Extreme Networks, Inc. (“Extreme Networks”), pursuant to the terms of the Asset Purchase Agreement, dated October 3, 2017, entered into by the Company and Extreme Networks (the “SRA Sale”).

The Company is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to the Original Form 8-K to provide the pro forma financial information required by Item 9.01(b) of Form 8-K that was not filed with the Original Form 8-K.

Except for the foregoing, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal nine months ended July 29, 2017 and for each of the fiscal years ended October 29, 2016, October 31, 2015 and November 1, 2014, and the unaudited pro forma condensed consolidated balance sheet as of July 29, 2017, which give effect to the SRA Sale, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal nine months ended July 29, 2017 and each of the fiscal years ended October 29, 2016, October 31, 2015 and November 1, 2014 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell Senior Vice President, General Counsel and Corporate Secretary

Date: November 1, 2017